Exhibit 10.12

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF CLASS A WARRANT TO PURCHASE COMMON STOCK

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc.

THIS WARRANT (the “Class A Warrant”) certifies that, for value received,             (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on                  , 2021 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Great Basin Scientific, Inc., a Delaware corporation (the “Company”), up to [CALCULATED AS 100 % OF THE PREFERRED STOCK ISSUED TO THE INVESTOR PURSUANT TO THE PURCHASE AGREEMENT] shares of the Common Stock of the Company (the “Class A Warrant Shares”) at a purchase price equal to $0.0246 per share (the “Exercise Price”). This Class A Warrant is one of a series of similar warrants to purchase Common Stock issued pursuant to that certain Series D Preferred Stock and Warrant Purchase Agreement, dated of even date herewith, by and between the Company and the purchasers signatory thereto (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Class A Warrants.”

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2. Exercise.

a) Exercise of Class A Warrant. Exercise of the purchase rights represented by this Class A Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto as Exhibit A and the payment of the Exercise Price for the Class A Warrant Shares so purchased by wire transfer or cashier’s check drawn on a United States bank. Upon exercise of the Class A Warrant, the Company shall issue and deliver to the person or person entitled to receive the same, a certificate or certificates for the number of Class A Warrant Shares issuable upon such exercise.

b) Cashless Exercise. In the event that the Company’s common stock is then traded on a securities exchange, and a registration statement covering the resale of the Class A Warrant Shares has not been filed by the Company and first declared effective by the SEC, then the Holder may exchange this Class A Warrant on a cashless basis, in whole or in part (a “Cashless Exercise”), for the number of Class A Warrant Shares determined in accordance with this Section 2(b) by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto indicating the Holder’s intent to effect such exchange, provided, however, that the right of a Holder to effect a Cashless Exercise pursuant to this Section 2(b) shall terminate at such time as a registration statement is first declared effective by the SEC. In connection with any Cashless Exercise, the Company shall issue to the Holder the number of Class A Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the average closing stock price of the Company’s common stock on its principal stock exchange for the five Trading Days immediately preceding the date of such election;

(B)	=	the Exercise Price; and

(X)	=	the number of shares covered by the Class A Warrant which the Holder has elected to exchange pursuant to this Section 2(b).

c) Mechanics of Exercise.

i. Authorization of Common Stock. The Company covenants that during the period the Class A Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock issuable upon the exercise of the Class A Warrant. The Company further covenants that its issuance of this Class A Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Class A Warrant Shares upon the exercise of the purchase rights under this Class A Warrant. The Company covenants that the Class A Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Class A Warrant will, upon exercise of the purchase rights represented by this Class A Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such reasonable action as may be necessary to assure that the Class A Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii. Delivery of Certificates Upon Exercise. Certificates for the Class A Warrant Shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Class A Warrant and payment of the Exercise Price as set forth above (“Class A Warrant Delivery Date”). This Class A Warrant shall be deemed to have been exercised on the date the payment of the principal amount is received by the Company. The Class A Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such security for all purposes, as of the date the Class A Warrant has been exercised by payment to the Company of the principal amount and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(ii) prior to the issuance of such security, have been paid.

iii. Delivery of New Class A Warrants Upon Exercise. If this Class A Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Class A Warrant Shares, deliver to the Holder a new Class A Warrant evidencing the rights of such Holder to purchase the unpurchased Class A Warrant Shares called for by this Class A Warrant, which new Class A Warrant shall in all other respects be identical with this Class A Warrant.

iv. Rescission Rights. If the Company fails to deliver to the Holder a certificate or certificates representing the Class A Warrant Shares pursuant to Section 2(c)(ii) by the Class A Warrant Delivery Date, then the Holder will have the right to rescind such exercise.

v. Charges, Taxes and Expenses. Issuance of certificates for Class A Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Class A Warrant Shares are to be issued in a name other than the name of the Holder, this Class A Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its records in any manner which prevents the timely exercise of this Class A Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Class A Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issuable by the Company pursuant to the Class A Warrants), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. The number of shares of common stock exerciseable pursuant to this Class A Warrant shall also be proportionately increased in the case of a subdivision or stock dividend, or similar event and proportionately decreased in the case of a combination or similar event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Fundamental Transaction. In case of any reclassification, capital reorganization, exchange of shares, liquidation, recapitalization or change of the Common Stock (other than as a result of a subdivision, combination, stock dividend or reclassification provided for in Section 3(a) hereof), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization or change of the outstanding Common Stock) or in case of any sale, lease or conveyance to another corporation or entity of all or substantially all of the assets of the Company, then the Company shall, as a condition precedent to such transaction, cause lawful and effective provisions to be made (and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder) so that the Holder shall have the right thereafter upon exercise of this Class A Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Class A Warrant immediately prior to such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance, and in any such event, such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition described above, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets shall assume, by written instrument executed and mailed or delivered to the Holder of this Class A Warrant at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, exchanges, liquidations, recapitalizations, changes, consolidations, mergers, sales, transfers or other dispositions, if any.

c) Calculations. All calculations and adjustments to the Exercise Price under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

d) Notice to Holders. The Company shall promptly give written notice of any adjustment under this Section 3 to each Holder, which notice shall include a brief statement of the facts requiring such adjustment.

e) Voluntary Adjustment By Company. The Company may at any time during the term of this Class A Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

f) Adjustment for Certain Share Issuances. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excluded Issuances (as defined below), prior to the complete exercise of this Class A Warrant for a consideration less than the Exercise Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Exercise Price shall be reduced to such other lower price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Exercise Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Exercise Price in effect upon any actual, permitted, optional, or allowed such issuance. A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument. The reduction of the Exercise Price described in this Section 5 is in addition to the other rights of the Holder described herein.

“Excluded Issuances” means: (i) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to approved equity compensation plans, (iii) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement; and (iv) the shares issuable upon exercise of the Class B Warrants.

g) Maximum Exercise. The Holder shall not be entitled to exercise this Class A Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Class A Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage.

Section 4. Transfer of Class A Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Class A Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Class A Warrant at the principal office of the Company, together with a written assignment of this Class A Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Class A Warrant or Class A Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Class A Warrant evidencing the portion of this Class A Warrant not so assigned, and this Class A Warrant shall promptly be cancelled. A Class A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Class A Warrant Shares without having a new Class A Warrant issued.

b) New Class A Warrants. This Class A Warrant may be divided or combined with other Class A Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Class A Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Class A Warrant or Class A Warrants in exchange for the Class A Warrant or Class A Warrants to be divided or combined in accordance with such notice.

c) Class A Warrant Register. The Company shall register this Class A Warrant, upon records to be maintained by the Company for that purpose (the “Class A Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Class A Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary

d) Transfer Restrictions. If, at the time of the surrender of this Class A Warrant in connection with any transfer of this Class A Warrant, the transfer of this Class A Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Class A Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5. Miscellaneous.

a) Title to the Class A Warrant. Prior to the Expiration Date and subject to compliance with applicable laws and Section 4 of this Class A Warrant, this Class A Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Class A Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b) No Rights as Shareholder Until Exercise. This Class A Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Class A Warrant and the payment of the aggregate Exercise Price, the Class A Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c) Loss, Theft, Destruction or Mutilation of Class A Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Class A Warrant or any certificate relating to the Class A Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Class A Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Class A Warrant or certificate, if mutilated, the Company will make and deliver a new Class A Warrant or certificate of like tenor and dated as of such cancellation, in lieu of such Class A Warrant or certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class A Warrant or the Class A Warrant Shares, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Class A Warrant and the Class A Warrant Shares against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Class A Warrant Shares upon the exercise of this Class A Warrant and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the

Company to perform its obligations under this Class A Warrant and the Class A Warrant Shares. Before taking any action which would result in an adjustment in the Class A Warrant Shares for which this Class A Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Class A Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Class A Warrant Shares acquired upon the exercise of this Class A Warrant, if not then registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiration Date. If the Company willfully and knowingly fails to comply with any provision of this Class A Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Class A Warrant or purchase Class A Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Class A Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Class A Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Class A Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Class A Warrant are intended to be for the benefit of all Holders from time to time of this Class A Warrant and shall be enforceable by any such Holder.

m) Modification. The provisions of the Class A Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and holders of at least a majority of the outstanding Class A Warrants (based on the number of Class A Warrant Shares underlying the Class A Warrants). Any such amendment, modification or wavier shall be binding upon the Holder of this Class A Warrant regardless of whether the Holder consented to such amendment, modification or wavier; provided that nothing shall prevent the Company and the Holder from consenting to amendments, modifications or waivers to this Class A Warrant that affect or are applicable to the Holder only.

n) Severability. Wherever possible, each provision of this Class A Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Class A Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Class A Warrant.

o) Headings. The headings used in this Class A Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Class A Warrant.

*             *             *

IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be executed by its officer thereunto duly authorized.

Dated:                  , 2014

GREAT BASIN SCIENTIFIC, INC.

By:

Name:

Title:

Exhibit A

NOTICE OF EXERCISE

TO: GREAT BASIN SCIENTIFIC, INC.

(1) The undersigned hereby elects to purchase shares of Common Stock of Great Basin Scientific, Inc. pursuant to the terms of the attached Class A Warrant, and tenders herewith payment in full, together with all applicable transfer tax;

(2) Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ if Cashless Exercise is permitted in accordance with Section 2(b), the cancellation of Class A Warrant Shares, in accordance with the formula set forth in subsection 2(b).

(3) Please issue a certificate or certificates representing said Common Stock in the name of the undersigned or in such other name as is specified below (please include social security or other tax identification number):

(4) The Common Stock shall be delivered to the following:

(5) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity or Individual:

Signature of Authorized Signatory of Investing Entity or Individual:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Class A Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Class A Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Class A Warrant.